Exhibit 10.12

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (the “Agreement”), dated as of November 11, 2025 (the “Agreement Date”), is entered into by and among FTC Solar, Inc., a Delaware corporation (“Buyer”), Taihua New Energy (Thailand) Co., Ltd., a limited liability company organized under the laws of the Kingdom of Thailand (the “Taihua Member”), and DAYV LLC, a Delaware limited liability company, (the “DAYV Member”, and, together with the Taihua Member, the “Selling Members” and each, a “Selling Member”).

RECITALS

WHEREAS, Buyer and the Selling Members are party to that certain Limited Liability Company Agreement, dated as of February 9, 2023 (the “LLC Agreement”), relating to their ownership of Alpha Steel LLC, a Delaware limited liability company (the “Company”).

WHEREAS, as of the Agreement Date, Buyer is the beneficial and record owner of 45% of the Membership Interests.

WHEREAS, as of the Agreement Date, the Taihua Member is the beneficial and record owner of 51% of the Membership Interests, and the DAYV Member is the beneficial and record owner of 4% of the Membership Interests (the Membership Interests owned by the Taihua Member and the DAYV Member are collectively referred to as the “Purchased Interests”);

WHEREAS each Selling Member desires to sell, transfer, convey, assign and deliver to Buyer, and Buyer desires to purchase, acquire and accept from each Selling Member, all of each such Selling Member’s Purchased Interests on the terms and conditions and for the consideration set forth in this Agreement; and following the acquisition of each Selling Member’s Purchased Interests, Buyer will own 100% of the Membership Interests.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the Parties agree as follows:

ARTICLE I

DEFINITIONS
1.1
Definitions. The following terms when used in this Agreement shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly, through one or more Persons, controls, is controlled by or is under common control with the Person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise.

“Ancillary Agreements” means the Seller Notes and the agreements entered into by the Parties in connection with the transactions under this Agreement and listed on Schedule 1.1(A).

“Business Day” means any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York, generally are closed or authorized by Law to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Company IP” means the Company-Owned IP and all other Intellectual Property to which the Company otherwise has rights.

“Company-Owned IP” means all Intellectual Property owned or licensed by the Company, or otherwise purported to be owned or licensed by the Company.

“Company Service Provider” has the meaning set forth in Section 3.10.

“Confidential Information” has the meaning set forth in Section 5.5.

“Contract” means any written or oral contract, agreement, license, lease (including but not limited to the leases for Leased Real Property), sales order, purchase order, indenture, deed, trust, mortgage, note, bond, warrant, instrument, undertaking, arrangement, commitment or terms of use, including “click through” terms of use (including all amendments, supplements and modifications thereto).

“Damages” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’, accountants’ and experts’ fees and expenses.

“Equity Interest” means any share capital, capital stock, partnership or limited liability company interest or other equity, profits or voting interest, or any security or evidence of Indebtedness convertible into or exchangeable for any share capital, capital stock, partnership or limited liability company interest or other equity, profits or voting interest, or any right, warrant, option, or other Contracts to acquire any of the foregoing.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all regulations with respect thereto.

“Fundamental Representations” means the representations and warranties set forth in Section 3.1 [Due Incorporation; No Subsidiaries], Section 3.2 [Due Authorization; Enforceability], Section 3.3(b) [Consents and Approvals; No Conflicts], Section 3.4 [Capitalization; Title], and Section 3.17 [No Broker].

“Governmental Authority” means any (i) principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal or foreign government; (iii) governmental or quasi-governmental authority of any nature (including any governmental authority, division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (iv) individual, entity or body exercising, or entitled to exercise, any governmental executive, legislative, judicial, administrative, regulatory, audit, investigative, police, military or taxing authority or power on behalf of the above noted entities.

“Hazardous Materials” means all materials, wastes, articles, chemicals, microorganisms or substances, whether natural or manufactured, defined by, or regulated or controlled under, any HSE Law, including, without limitation, petroleum and petroleum products, asbestos, radon, lead, toxic mold, Legionella bacteria, radioactive materials, per- and polyfluorinated compounds and polychlorinated biphenyls.

“HSE Laws” means all applicable Laws, and standards used by Governmental Authorities to implement Laws, concerning the protection of human health, safety or the environment (including indoor and outdoor air, soil gas, surface water, ground water, land, surface or subsurface strata, flora, fauna and natural and cultural resources)

“Indebtedness” of a Person means: (a) all indebtedness of such Person for borrowed money, whether or not contingent (including accrued but unpaid interest thereon, prepayment penalties, breakage costs, fees, expenses or similar charges arising as a result of the discharge of any such Indebtedness) whether under any loan agreement, credit agreement, promissory note, bond, debenture, line of credit or other evidence of indebtedness or otherwise; (b) all obligations of such Person for the deferred purchase price of property, securities, assets or services (including any potential future earn-out or milestone payments, holdback releases, or similar contingent payments); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, including, in each case, accrued but unpaid interest thereon; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person; (e) all obligations, contingent or otherwise, with respect to letters of credit or similar instruments; (f) all capitalized leases and all obligations under sale-and-lease back transactions, agreements to repurchase securities sold and other similar financing transactions; (g) delinquent trade accounts, accrued expenses and other payables that are more than ninety (90) days overdue (unless such amounts are being contested in good faith); (h) unfunded or underfunded Liabilities under any employee benefit plan; (i) all earned but unpaid employee bonuses or commissions and deferred compensation obligations of such Person; (j) any unpaid severance payable or other claims due to any current or former employee or service provider initiated by such Person prior to the Closing; (k) the employer share of any payroll, withholding or similar Taxes related to any of the indebtedness referred to in clauses (h) though (j) above; (l) the aggregate amount of all Taxes (including any “applicable employment taxes”) deferred by the Company under Section 2302 of the Coronavirus Aid, Relief and Economic Safety Act (as amended) with respect to any Pre-Closing Tax Period; and (m) all Indebtedness of other Persons (as described in clauses (a) through (l)) directly or indirectly guaranteed by such Person.

“Indemnified Taxes” means (a) all Taxes imposed on or with respect to the Company or the Selling Members or any of their Affiliates for any Pre-Closing Tax Period, (b) any and all Taxes of any Person (other than the Company) imposed on the Company (or any predecessor of any of the foregoing) as a transferee or successor, pursuant to any Law, rule, regulation, by Contract or otherwise, which Taxes relate to an obligation arising before the Closing, (c) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of any of the foregoing) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulations section 1.1502-6 or any analogous or similar state, local, or foreign Tax Laws, and (d) any Transfer Taxes.

“Independent Contractor” means any individual who provides services to the Company, other than as an employee, including without limitation interns and individuals providing services through an individual contract, a third party agency or consulting firm, as an agent of the Company or otherwise.

“Intellectual Property” means all intellectual or industrial property of any kind or nature, whether owned, licensed (as licensor or licensee), or used, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including, without limitation, patents, trademarks, know-how, trade secrets, confidential or proprietary information and materials (including customer lists, business and technical information, data, databases, data compilations and collections, tools, process technology, plans, and drawings) and all rights therein, whether or not patentable, all economic, moral and other rights in and tangible embodiments of any of the foregoing, including any and all claims and causes of action with respect to any of the foregoing.

“IRS” means the Internal Revenue Service or any successor agency or authority.

“Knowledge” means, with respect to any Person, the actual knowledge, after reasonable investigation, of the specified Person. In the case of the Selling Members, “Knowledge of the Selling Members” means the actual knowledge, after reasonable investigation, of the Selling Members and the individual(s) listed on Schedule 1.1(B), and any facts that each would reasonably be expected to have discovered or become aware in the ordinary course of performing his duties to the Selling Members or the Company.

“Law” means any law (including common law), statute, code, regulation, ordinance, rule, order, decree, judgment, injunction, consent decree, enforceable contractual term, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed to or imposed by any Governmental Authority.

“Liability” means any debt, liability, loss, duty, prohibition or obligation of any nature, whether pecuniary or not, asserted or unasserted, accrued or unaccrued, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, incurred or consequential, known or unknown and whether due or to become due.

“Lien” means any mortgage, pledge, lien, encumbrance, collateral assignment, security interest, easement, encroachment, restriction (including restriction on use), option, deed of trust, title retention, conditional sale or other security arrangement, or any license, order or charge, or any adverse claim of title, ownership or use, or agreement of any kind restricting transfer, or any other right of any third party or encumbrance whatsoever.

“Material Adverse Effect” means any fact, occurrence, condition, development, circumstance, effect or change that, individually or when taken together with all such other facts, occurrences, conditions, developments, circumstances, effects or changes, (a) is or would reasonably be expected to be materially adverse to the Company or its business, assets, condition (financial or otherwise), Liabilities or results of operations, whether taken as a whole or separately, or (b) prevents or would reasonably be expected to prevent the Company from timely consummating the transactions contemplated hereby or performing its obligations hereunder.

“Membership Interests” means the membership interests under LLC Agreement.

“Organizational Documents” means (i) the certificate of incorporation or articles of incorporation, as applicable, and the bylaws of a corporation (including with respect to the Company, the LLC Agreement); (ii) the certificate of formation, company agreement or and limited liability company agreement of a limited liability company; (iii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (iv) any amendment to any of the foregoing.

“Parties” means, collectively, Buyer, the Selling Members and the Company, and each is a “Party.”

“Permits” means any permit, license, certification (including certificate of occupancy), approval, authority or other franchise granted by any Governmental Authority or other Person.

“Permitted Liens” means (a) liens for Taxes, assessments or other governmental charges not yet due and payable or being contested in good faith; (b) mechanics’, carriers’, workers’, repairers’ and similar liens arising or incurred in the ordinary course of business for amounts not delinquent or being contested in good faith, in each case which are not material to the Business or the Purchased Assets; (c) liens and security interests securing liabilities that will be discharged at or prior to Closing; and (d) easements, rights of way, restrictions, zoning and other similar encumbrances of record that do not materially interfere with the present use of Company’s assets.

“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or other business entity or Governmental Authority.

“Post-Closing Payments” means the First Post-Closing Payments, the Second Post-Closing Payments, and the Third Post-Closing Payments.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and, in the case of any Straddle Period, the portion of such period ending on the Closing Date.

“Proceeding” means any action, claim, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced,

brought, conducted or heard by or before, or otherwise involving, any court, Governmental Authority, referee, trustee, mediator or other entity.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, or disposing into or through the environment (including, without limitation, the abandonment or discarding of containers, tanks, closed receptacles, articles, debris, structures and equipment containing any Hazardous Material, whether held separately or integrated structurally or chemically).

“Representative” means the officers, directors, principals, employees, advisors, auditors, attorneys, agents, bankers and other representatives of a Person.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Sublease” means the Sublease, dated effective as of January 6, 2023, between the Company and CZT Energy (USA) Inc.

“Subsidiary” means, as to any Person, any other Person controlled by such Person, whether directly or indirectly through one or more intermediaries.

“Tax Return” means any return, report or other information or filing supplied or required to be supplied to a Governmental Authority or Person in connection with any Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means (a) all taxes, charges, fees, duties, levies or other assessments (including income, withholding, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, goods and services, value added, stamp, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, escheat, unclaimed property, severance, payroll, unemployment and social security taxes) that are imposed by any Governmental Authority, whether disputed or not, and such term includes any interest, penalties or additions to tax attributable thereto or attributable to any nonpayment thereof and (b) any Liability for any item described in clause (a) (or measured by reference to such item) pursuant to Contract, as transferee or successor, by operation of law (including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local, or foreign law) or otherwise.

“Total Purchase Price” means an amount equal to the sum of (a) the Upfront Payments, plus (b) the Post-Closing Payments.

“Treasury Regulations” means the regulations of the U.S. Department of the Treasury promulgated pursuant to the Code.

ARTICLE II

PURCHASE OF PURCHASED INTERESTS
2.1
Purchase and Sale. At the Closing, on the terms and subject to the conditions set forth in this Agreement, each Selling Member shall sell, transfer, assign, convey and deliver to

Buyer, and Buyer shall purchase each Selling Member, all of such Selling Member’s right, title and interest in and to the Purchased Interests listed on Schedule 2.1, free and clear of all Liens, in exchange for receiving the Total Purchase Price payable in accordance with this Agreement.
2.2
Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held at such place and time as the Parties shall mutually agree, or remotely by electronic exchange of documents and signatures at 10:00 a.m. Central Time on November 12, 2025, or at such other time as the Parties may mutually agree. The date on which the Closing is to occur is hereinafter referred to as the “Closing Date.”
2.3
Upfront Payments and Post-Closing Payments.
(a)
On the Closing Date, Buyer shall pay to each Selling Member the cash payments listed on Schedule 2.1 under the heading “Upfront Payments” (the “Upfront Payments”), which amounts shall be paid by wire transfer of immediately available funds at the Closing as stated on the Closing Statement (as defined below).
(b)
In addition to the Upfront Payments, subject to the Selling Members’ compliance with the representations, warranties, covenants and the other terms and conditions of this Agreement, Buyer shall pay the following amounts to the Selling Members.
(i)
No later than five (5) Business Days after January 1, 2026, Buyer shall pay to each Selling Member the “First Post-Closing Payments” listed on Schedule 2.1 (the “First Post-Closing Payments”), which amounts shall be paid by wire transfer of immediately available funds.
(ii)
No later than five (5) Business Days after April 1, 2026, Buyer shall pay to each Selling Member the “Second Post-Closing Payments” listed on Schedule 2.1 (the “Second Post-Closing Payments”), which amounts shall be paid by wire transfer of immediately available funds.
(iii)
No later than five (5) Business Days after July 1, 2026, Buyer shall pay to each Selling Member the “Third Post-Closing Payments” listed on Schedule 2.1 (the “Third Post-Closing Payments”), which amounts shall be paid by wire transfer of immediately available funds.
(c)
The Post-Closing Payments shall be evidenced by secured promissory notes issued by Buyer to each of the Selling Members at the Closing and in the form attached as Exhibit B (the “Seller Notes”). The Seller Notes shall be secured by all assets of the Company; provided, however, the security interests granted to each of the Selling Members shall be subordinate and junior to the security interests in favor of the lenders under that certain Credit Agreement, dated as of July 2, 2025, among Buyer, the lenders party thereto and the administrative agent party thereto, as amended by the First Amendment to Credit Agreement, dated as of November 11, 2025, among Buyer and the administrative agent (as amended, the “Buyer Credit Agreement”), in accordance with the subordination agreement entered into by each of the Selling Members on the date hereof in the form attached as Exhibit D (the “Subordination Agreement”).

2.4
Payment of Company Account Payables. In further consideration of the transactions contemplated by this Agreement, Buyer and the Selling Members confirm and agree that Buyer shall pay at Closing, on behalf of the Company, the accounts payable as stated on the Company’s balance sheet as of the perioed ended August 31, 2025 and as listed on Schedule 2.4 under the heading “Closing AP Amounts” (the “Closing AP Amounts”) in accordance with the Closing Statement; and Buyer, on behalf of the Company, shall cause to be paid following the Closing, the accounts payable as stated on the Company’s balance sheet as of the period ended August 31, 2025 and listed on Schedule 2.4 under the heading “Additional AP Amounts” (the “Additional AP Amounts” and together with the Closing AP Amount, the “Company Total AP Amounts”). Buyer shall pay the Additional AP Amounts in accordance with the Closing Statement in connection with Buyer’s payment of the First Post-Closing Payments in accordance with this Agreement. As a condition to Buyer’s obligation to pay the Closing AP Amounts and the Additional AP Amounts, the recipients of such payments listed on the Closing Statement (the “AP Payment Recipients”) shall each deliver to the Company a payoff letter in form and substance reasonably acceptable to the Company (an “AP Payoff Letter”).
2.5
Closing Deliveries. The following deliveries shall be made at the Closing.
(a)
The Selling Members shall deliver or cause to be delivered to Buyer:
(i)
Tax Documentation. A valid and duly executed IRS Form W-9 by each Member.
(ii)
Purchased Interests Assignment. Purchased Interest assignment agreements or other applicable instruments, in a form acceptable to Buyer (acting reasonably) of transfer duly executed by each Selling Member in favor of Buyer.
(iii)
Ancillary Agreements. Each of the Ancillary Agreements to which the Company or the Selling Members, as applicable, are parties (other than this Agreement) duly executed by the Company and the Selling Members, as applicable.
(iv)
Resignations and Releases. Resignations and releases of all of such officers and managers of the Company as requested by Buyer, in form and substance satisfactory to Buyer, each effective as of the Closing Date.
(v)
Transition Services and Management Agreement. The Transition Services and Management Agreement, in the form attached hereto as Exhibit A, executed by the Company, the Selling Members and CZT Energy (USA) Inc. (“CZT”).
(vi)
Closing Statement. The closing statement attached as Schedule 2.5(a)(vi) setting forth the amounts payable by Buyer to the Selling Members at the Closing pursuant to Section 2.3(a) and by Buyer to the AP Payment Recipients pursuant to Section 2.4, as well as related wire transfer instructions (the “Closing Statement”).
(b)
Buyer shall deliver or cause to be delivered to the Selling Members and the AP Payment Recipients:

(i)
Upfront Payments. Payment of the Upfront Payments to the Selling Members pursuant to Section 2.3(a) and payment of the Closing AP Amounts to the AP Payment Recipients pursuant to Section 2.4.
(ii)
Seller Notes. The Seller Notes in the principal amount equal to the Post-Closing Payments, in the form attached hereto as Exhibit B.
(iii)
Transition Services and Management Agreement. The Transition Services and Management Agreement, in the form attached hereto as Exhibit A, executed by Buyer.
(iv)
Closing Statement. The Closing Statement.
2.6
Withholding. Notwithstanding anything to the contrary herein, Buyerand the Company shall each be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code or any other applicable Tax Law (and only to the extent so required). To the extent that any amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. To the extent practicable, such withholding party shall provide the other party reasonable notice of any withholding, shall consult in good faith with the other party regarding such withholding, and shall reasonably cooperate to reduce the amount of such withholding to the extent legally permitted. The withholding party shall timely remit any amounts so withheld to the appropriate Governmental Authority and shall furnish to the other party evidence of such remittance (such as, if applicable, official receipts or Forms 8288-A or 1042-S, as applicable). If any amount is withheld or deducted that is later determined not to have been required and that is actuall refunded in cash by the applicable Governmental Authority, the Party that withheld shall promptly refund or reimburse such amount to the other Party, together with any interest received from the taxing authority.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLING MEMBERS

The Selling Members represent and warrant to Buyer as of the Agreement Date, except as set forth in the corresponding schedules to this Agreement, as follows:

3.1
Due Incorporation; No Subsidiaries.
(a)
The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties as presently owned, leased and operated and to carry on its business as presently conducted. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses transacted by it require such licensing or qualification.
(b)
Each Selling Member is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its organization, with all requisite power and authority to own, lease and operate its properties as presently owned, leased and operated and to carry on its business as presently conducted.
(c)
The Company does not have and has never had any Subsidiaries and does not own and has never owned, directly or indirectly, any equity investment or other ownership interest in any Person. Prior to the Closing, as a result of the Selling Member’s ownership of the Purchased Interests, certain Affiliates of the Selling Members exercised direct and indirect control of the Company as set forth on Schedule 3.1(c), and certain of the Company Total AP Amounts are payable to such Affiliates of the Selling Members.
3.2
Due Authorization; Enforceability.
(a)
Each Selling Member has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and no other action or proceeding on the part of either Selling Member is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements by the Selling Members, the performance by the Company of such obligations or the consummation by the Selling Members of such transactions.
(b)
This Agreement has been duly and validly executed and delivered by the Selling Members and the Ancillary Agreements to which the Selling Members are a party shall have been duly and validly executed and delivered by the Selling Members on or prior to the Closing Date. This Agreement (assuming the due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of the Selling Members, and each of its Ancillary Agreements when executed and delivered by the Selling Members (assuming the due authorization, execution and delivery by the other parties thereto) shall constitute a legal, valid and binding obligation of the Selling Members, in each case enforceable against the Selling Members in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.
3.3
Consents and Approvals; No Conflicts.
(a)
No consent, authorization or approval of, filing or registration with any Governmental Authority is necessary in connection with the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it will be a party or the consummation of the transactions contemplated hereby or thereby.
(b)
The execution and delivery by the Selling Members of this Agreement and the Ancillary Agreements to which the Selling Members will be a party and the consummation of the transactions contemplated hereby and thereby do not and shall not: (i) violate any Law or other restriction of any Governmental Authority applicable to the Company or any of the Selling Members, or their respective businesses; (ii) violate any provision of the Organizational Documents of the Selling Members; (iii) require any consent, authorization or approval under, violate or conflict with, result in a breach or termination of, constitute a default under or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance obligation in or any increase in or creation of any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of the Company or any of the Selling Members or give any Person any additional right under, permit cancellation of, result in the creation of any Lien upon, any of the assets or properties of the Company or any of the Selling Members, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which the Company or any Selling Member is a party or by which the Company, any Selling Member or any of their respective assets or properties are bound or any contract of the Company or any Selling Member; or (iv) permit the acceleration or maturity of any Indebtedness of the Company, any Selling Member or Indebtedness secured by any of their respective assets or properties.
3.4
Capitalization; Title.
(a)
All of the issued and outstanding Membership Interests have been duly authorized for issuance, are validly issued and are fully paid and non-assessable. All issued and outstanding Membership Interests have been issued pursuant to valid exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and all other applicable securities laws.
(b)
The issued and outstanding Membership Interests set forth on Schedule 3.4(b) constitute all of the outstanding Equity Interests of the Company as of the Agreement Date, and since the Company’s formation, no other Person, other than any Person listed on Schedule 3.4(b) and other than with respect to the Liens granted by Buyer in its Equity Interests in connection with the Credit Agreement, has ever owned (beneficially or of record) or had any rights in respect of any Equity Interest of the Company. None of the issued and outstanding Membership Interests of the Selling Members are subject to or issued in violation of any Lien, purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the Organizational Documents or any other Contract to which the Company, the Selling Members or any other Person is or was a party. Other than as set forth on Schedule 3.4(b), there are no: (i) authorized or outstanding Equity Interests of the Company; (ii) other Contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any Equity Interests of the Company or that grant the holder thereof any right to vote on, or veto, any actions by the Company or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of any Equity Interest of the Company; or (iii) outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or interests with respect to the Company.
(c)
Except as set forth in Schedule 3.4(c): (A) there are no outstanding Contracts of the Company (i) restricting the purchase, sale or transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Membership Interests or any other Equity Interest of the Company; (B) neither the Company nor either Selling Member is a party to or bound by, and there is not, any member agreement, control agreement, voting trust agreement or other

Contract, plan or understanding relating to the purchase, repurchase, sale, acquisition, disposition, holding, voting, dividend, ownership or transfer rights or restrictions of any Equity Interests of the Company; and (C) Company has no obligation to purchase, redeem or otherwise acquire any Equity Interest of the Company or any Equity Interest therein from any Person.
(d)
Each Selling Member is the sole record and beneficial owner of all Purchased Interests issued and outstanding as of the Agreement Date owned by such Selling Member, and such Selling Member has good and marketable title to the Purchased Interests owned by such Selling Member, free and clear of all Liens. Upon consummation of the transactions under this Agreement, Buyer will be the sole record and beneficial owner of the Purchased Interests acquired from each Selling Member, free and clear of all Liens.
3.5
Personal Property. The Company has valid title to all assets owned or purported to be owned by it, and a valid and enforceable leasehold interest in and to all tangible personal property leased by the Company, in each case that is used in the business of the Company, free and clear of all Liens, except for Permitted Liens that are not material.
3.6
Financial Statements; No Undisclosed Liabilities; Books and Records.
(a)
The Selling Members have made available to Buyer (i) unaudited balance sheets and statements of income of the Company as of and for the fiscal year ended December 31, 2024 and December 31, 2023, and (ii) unaudited balance sheets and statements of income of the Company as of and for the eight month period ended August 31, 2025 (collectively, the “Financial Statements”). The Financial Statements (including any notes thereto) were prepared from, are in accordance with and accurately reflect the books and records of the Company, are complete and accurate and present fairly in all material respects the financial condition of the Company as of such dates and the results of operations of the Company for such periods, subject to normal year-end adjustments in the case of interim financial statements, which are not expected to be material.
(b)
The Financial Statements (including the notes thereto) make full and adequate disclosure of, and provision for, all material Liabilities of the Company as of such dates. Except for the Liabilities that are (a) set forth in the Financial Statements or (b) incurred since August 31, 2025 in the ordinary course of business that do not exceed $100,000, individually or in the aggregate, the Company has no Liabilities.
(c)
The books and records and other data of the Company are accurate and complete and have been fully, properly and accurately maintained in accordance with applicable requirements of Law, in each case in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.
(d)
The Company maintains and has maintained all books and records that are reasonably required in order to claim tax credits under section 45X of the Internal Revenue Code and related regulations, including related Treasury Regulations (the “45X Books and Records”). For the avoidance of doubt, neither of the Selling Members is hereby making any representation, warranty or guarantee with respect to the Company’s or Buyer’s eligibility to claim any such tax credits, and the Selling Members shall have no liability to the Company, Buyer or their Affiliates with respect to any such tax credits, other than solely with respect to a breach of the express representation and warrant set forth in the first sentence of this Section 3.6(b).
3.7
Legal Compliance. Except as disclosed on Schedule 3.7, the Company and its Affiliates have complied, and since the formation of the Company have been in compliance, in all material respects with all applicable Laws. The Company (or, to the Knowledge of the Selling Members, any other Person) has not received any written notice, or to th Knowledge of the Selling Members, any other notice or threat, which has not been dismissed or otherwise disposed of, that the Company has not so complied in any material respect with any applicable Law. The Company has not been charged or threatened with, and, to the Knowledge of the Selling Members, the Company is not under investigation with respect to, any material violation of any Law.
3.8
Intellectual Property.
(a)
The Company owns or otherwise has valid, legally enforceable and sufficient rights to use all Company IP. The Company is the sole and exclusive owner of all Company-Owned IP, free of all payment obligations and other Liens and the Company-Owned IP is not subject to any judgments or limitations or restrictions on use or otherwise.
(b)
To the Knowledge of the Selling Members, neither the Company IP nor the conduct by the Company of its business infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any other Person or constitutes unfair competition or unfair trade practices under the Laws of any jurisdiction.
(c)
There are no Proceedings pending (or, to the Knowledge of the Selling Members, threatened) against the Company (i) alleging that the Company IP or the use by the Company of any Company IP infringes, misappropriates, dilutes or violates the Intellectual Property of any Person, (ii) challenging the validity, use, enforceability, registrability, ownership or rights of the Company with respect to any Company-Owned IP or (iii) by the Company alleging any infringement, misappropriation, dilution or violation by any Person of any Company IP. Company is not subject to any outstanding or prospective order (including any motion or petition therefor) that restricts or impairs the use of any Company IP. The Company has not received any formal written opinion of counsel that any Company IP or the operation of the businesses of the Company infringes, misappropriates, dilutes or violates any Intellectual Property of any other Person.
(d)
To the Knowledge of the Selling Members, no Person is infringing, misappropriating, diluting or violating, and, no Person has infringed, misappropriated, diluted or violated, any Company-Owned IP. The Company has not commenced or threatened any Proceeding, or asserted any allegation or claim, against any Person for infringement or misappropriation of the Company IP or breach of any Contract involving the Company IP.
3.9
Contracts. Schedule 3.9 sets forth a complete and accurate list of each Contract to which the Company is a party or pursuant to which any of its assets is bound (collectively, the “Company Contracts”). Each Company Contract constitutes a valid and binding obligation of the Company and is enforceable against the Company, and, to the Knowledge of the Selling Members, the other party thereto, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.
3.10
Employment and Labor Matters. On or prior to the date hereof, the Selling Members have delivered to Buyer a complete and accurate list of each (a) employee of the Company and each Independent Contractor and (b) any employee of either Selling Member or any of their Affiliates that is alloated on a full- or part-time basis to the operation of the Company (each such employee and Independent Contractor, a “Company Service Provider”). The Company is not currently (and has not been since the formation of the Company) party to, is not in the process of negotiating and is not bound by any collective bargaining agreement or relationship with any labor organization and no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition. The Company and its Affiliates have been in compliance in all material respects with all applicable Laws in respect of labor, labor relations, employment and employment practices. There are no employment Contracts, retention Contracts or severance Contracts between any employees of the Company and the Company (or, to the Knowledge of the Selling Members, between any employee of the Company and any other Person).
3.11
Permits; Licenses. Schedule 3.11 sets forth a complete and accurate list of all of the material Permits that are required for the Company to own, lease and operate its property and assets or to lawfully operate its business as currently conducted by it or as currently proposed to be conducted (collectively, the “Operating Permits”). Except as set forth on Schedule 3.11, the Company holds each of the Operating Permits in the Company’s name, and all of the Operating Permits are valid and in full force and effect. The Company is not in default under, and, to the Knowledge of the Selling Members, no condition exists that with or without notice or lapse of time or both would constitute a default under, any Operating Permit.
3.12
Litigation.
(a)
Neither the Company nor any of the Selling Members (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge related to the Company or (b) is a party to any Proceeding of, in, or before any Governmental Authority related to the Company. There are no Proceedings pending or, to the Knowledge of the Selling Members, threatened by or against or affecting the Company, any of the Selling Members or any of their respective Affiliates or any of their assets or properties, with respect to this Agreement or the Ancillary Agreements, or in connection with the transactions contemplated hereby or thereby.
(b)
No Proceeding or investigation of any nature is pending or, to the Knowledge of the Selling Members, threatened, against any Selling Member with respect to the Purchased Interests or any Selling Member’s execution, delivery and performance of this Agreement or any Ancillary Agreement to which it will be a party or the consummation of the transactions under this Agreement and the Ancillary Agreements. No Proceeding or investigation of any nature is pending, or to the Knowledge of the Selling Members, threatened, against such Selling Member that would, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair any Selling Member’s ability to consummate the transactions under this Agreement and the Ancillary Agreements. No Proceeding or investigation of any nature is pending or, to the Knowledge of any Selling Member, threatened, against any Selling Member before any arbitrator or court or other Governmental Authority which (a) if adversely determined, would be reasonably likely to have a Material Adverse Effect, or (b) challenges the validity of this Agreement or any Ancillary Agreement or any action taken or to be taken in connection herewith or therewith, including any Selling Member’s sale and transfer of the Purchased Interests to Buyer hereunder.
3.13
Real Property. Schedule 3.13 sets forth a complete and accurate description of all real property subleased or otherwise occupied by the Company (the “Leased Real Property”). The Sublease constitutes the valid, binding and enforceable obligation of the Company and is in full force and effect in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Except as set forth on Schedule 3.13, neither the Company, nor, to the Knowledge of the Selling Members, any other party is in breach of or in violation or default under the Sublease or any lease or other Contract relating to the Leased Real Property, and no event has occurred which, with or without notice or lapse of time or both, would result in a breach, violation or default of the Sublease or any such Contract. Except as set forth in Schedule 3.13, the Company has exclusive possession to the portions of the Leased Real Property currently allocated to the Company under the Sublease. The Company does not own any real property.
3.14
Environmental Matters. The Company is, and since the formation of the Company has been, in compliance in all material respects with all applicable HSE Laws. All of the Company’s raw materials, intermediates and products are, and at all times have been, in compliance with all applicable HSE Laws. The Company has all Permits required by HSE Laws for its operations and business. All such Permits are in full force and effect and shall be maintained in full force and effect through the Closing. No suspension or cancellation of such Permits has been threatened, and there is no basis for believing that any such Permit will not be renewable upon expiration. Where applicable, timely applications to renew such Permits are being prepared or have been filed. The Company has not received any notice, report or request for information, and there are no Proceedings pending or, to the Knowledge of the Selling Members, threatened which allege a violation of, or Liability pursuant to, any HSE Law or to a Release or threatened Release of Hazardous Materials at, on, under or from any property currently or formerly owned, leased, used or used as a disposal site by the Company or its Affiliates. There has been no release of Hazardous Materials at, on, under or from any property currently or formerly owned, leased, used or used as a disposal site by the Company or its Affiliates that has given, or is reasonably likely to give rise in the future, to any Liability under any HSE Law. The Company has not retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under HSE Laws.
3.15
Anti-Corruption, Economic Sanctions and Export Controls.
(a)
Since the date that is five years prior to the date hereof, neither the Company, nor to the Knowledge of the Selling Members, any director, manager, officer, employee or agent of the Company has, in connection with the business of the Company: (i) used any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment or offered, promised or authorized the payment of anything of value to any foreign or domestic government officials or employees of any foreign or domestic political parties or candidate for political office for the purpose of influencing any act or decision of such official or of the government to obtain or retain business or direct business to any Person in violation of applicable Law; (iii) made any other payment in violation of Law to any official of any Governmental Authority, including but not limited to, bribes, gratuities, kickbacks, lobbying expenditures, political contributions or contingent fee payments; (iv) violated any applicable money laundering or anti-terrorism law or regulation; or (v) otherwise taken any action which would cause the Company to be in violation of the FCPA, as amended, or any other applicable anti-corruption Law.
(b)
The Company is in compliance in all material respects with all applicable statutory and regulatory requirements under the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulations (ITAR) (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.), the U.S. Department of Energy’s regulations at 10 C.F.R. Part 810 and Executive Orders based on the authority vested in the President under the International Emergency Economic Powers Act (IEEPA), as amended, the Trading with the Enemy Act (TWEA) and other U.S. sanctions laws implemented by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); and sanctions administered by the U.S. Department of State, including, but not limited to nonproliferation sanctions and sanctions under the Iran Sanctions Act of 1996, as amended (50 U.S.C § 1701 note) (collectively, and any successors or replacements thereof, the “Export Control Laws”). Since the date that is three years prior to the date hereof, the Company has not received written communication from any Governmental Authority of any actual or alleged material violation, breach or noncompliance with the Export Control Laws.
(c)
The Company is in compliance in all material respects with the anti-boycott regulations administered by the U.S. Department of Commerce and the U.S. Department of Treasury and Section 999 of the Internal Revenue Code, and all Laws and regulations administered by the Bureau of Customs and Border Protection in the U.S. Department of Homeland Security.
(d)
Since the date that is five years prior to the date hereof, the Company has not (A) entered into a consent agreement with the Directorate of Defense Trade Controls (“DDTC”), or (B) had any fines or penalties imposed by the State or Commerce Departments or OFAC in connection with violations of the Export Control Laws. The Company does not have any open investigations, voluntary disclosures or enforcement actions that are currently being reviewed by the State or Commerce Departments or OFAC.
3.16
Bank Accounts; Power of Attorney. Set forth in Schedule 3.16 is a complete and correct list of each bank account or safe deposit box of the Company, the names and locations of all banks in which the Company has accounts or safe deposit boxes, and the names of all persons authorized to draw thereon or to have access thereto. No person holds a power of attorney to act on behalf of the Company.
3.17
No Broker. There is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company, any Selling Member or any of their Affiliates that is entitled to any fee or commission from the Company, any Selling Member or their Affiliates in connection with the transactions contemplated hereby.

3.18
Transactions with Affiliates. Except as set forth on Schedule 3.18, there are no agreements, contracts, plans, arrangements or other transactions between or among the Company, on the one hand, and any Affiliate of the Company or any Selling Member, as applicable, or officer, director, shareholder or member of the Company or any Selling Member, as applicable, or any Affiliate of the Company or any Selling Member, as applicable, on the other hand.
3.19
No Outstanding Fees or Commissions. The Company does not have any outstanding unpaid obligations with respect to any referral fee, commission, success fee or similar obligation, regardless of whether any such obligation remains subject to one or more contingencies.
3.20
Interested Party Transactions. Except pursuant to the agreements and arrangements described on Schedule 3.18, no Selling Member has (i) an economic interest in any Person that purchases from or sells or furnishes to the Company any goods or services or (ii) a beneficial interest in any agreement to which the Company is a party or by which they or their properties or assets are bound, other than as a result of such Selling Member’s Membership Interests. Neither Selling Member has agreed to, or assumed, any obligation or duty to guaranty or otherwise assumed or incurred any obligation or liability of the Company or any of its Affiliates.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Selling Members as of the date of this Agreement as follows:

4.1
Organization. Buyer is a corporation validly existing and in good standing under the Laws of the State of Delaware.
4.2
Authority Relative to Agreement. Buyer has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and, as applicable, thereunder, and to consummate the transactions contemplated hereby and, as applicable, thereby, and no other action or proceeding on the part of Buyer is necessary to authorize the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party, the performance by it of such obligations or the consummation of such transactions. This Agreement has been duly and validly executed and delivered by Buyer and the Ancillary Agreements shall have been duly and validly executed and delivered by Buyer, as applicable, on or prior to the Closing Date. This Agreement (assuming the due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Buyer and each Ancillary Agreement to which Buyer is a party, when executed and delivered (assuming the due authorization, execution and delivery by the other Parties), will constitute a legal, valid and binding obligation of Buyer, as applicable, in each case enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies.

4.3
Consents and Approvals; No Conflicts.
(a)
No consent, authorization or approval of, filing or registration with any Governmental Authority is necessary in connection with the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.
(b)
The execution and delivery by Buyer of this Agreement and, as applicable, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and shall not: (i) violate any Law or other restriction of any Governmental Authority applicable to Buyer; (ii) violate any provision of the Organizational Documents of Buyer; (iii) except for any consent, authorization or approve received on or before the Agreement Date, require any consent, authorization or approval under, violate or conflict with, result in a breach or termination of, constitute a default under or the acceleration of (or the creation in any Person of any right to cause the acceleration of) any performance obligation in or any increase in or creation of any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any Person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any material rights or privileges of Buyer or give any Person any additional right under, permit cancellation of, result in the creation of any Lien upon, any assets or properties of Buyer, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Buyer is a party or by which Buyer or any of its assets or properties are bound; or (iv) permit the acceleration or maturity of any Indebtedness of Buyer or Indebtedness secured by any of their material assets or properties; except in the cases of clauses (i), (iii) and (iv) as would not prevent or materially impede the ability of Buyer to consummate the transactions contemplated hereby.
4.4
No Broker. There is no investment bank, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Subsidiaries that is entitled to any fee or commission from Buyer or its Subsidiaries in connection with the transactions contemplated hereby, except for any such fee or commission that would be borne solely by Buyer or any of its Subsidiaries.
4.5
Representations Relating to Buyer Credit Agreement. The transactions contemplated by this Agreement and the other Ancillary Agreements to which Buyer is a party constitute a “Permitted Acquisition” under the Buyer Credit Agreement, and the payments to be made by Buyer pursuant to this Agreement and the Seller Notes constitute Alpha Steel Permitted Payments under the Buyer Credit Agreement. Further, the execution and delivery by Buyer of this Agreement and the other Ancillary Agreements to which Buyer is a party and the performance of this Agreement (including the payments to be made by Buyer to the Selling Members) and such other Ancillary Agreements by Buyer are permitted by Buyer under the Buyer Credit Agreement will not result in a default, or give rise to any default, under the Buyer Credit Agreement. As of the Agreement Date and, effective on the Closing Date, there exists no defaults or events of default of Buyer or any other borrower parties under the Buyer Credit Agreement.

ARTICLE V

COVENANTS AND OTHER AGREEMENTS
5.1
General. Each Party shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, as promptly as reasonably practicable, in order to consummate and make effective the transactions contemplated by this Agreement.
5.2
Sublease Extension. The Taihua Member and its Affiliates shall take the actions set forth on Schedule 5.2.
5.3
Transfer Taxes. All state and local transfer, sales, filing, recordation, use, stamp, registration or other similar Taxes and fees resulting from the transactions contemplated by this Agreement (“Transfer Taxes”) shall be the responsibility of the Selling Members. Each Selling Member shall, at its sole expense, prepare and file all necessary Tax Returns and other documentation.
5.4
Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement related to the subject matter of this Agreement without the prior consent of the other Parties; provided that nothing in this Section 5.4 shall prevent any Party from: (a) making any disclosure it believes in good faith it is required to make by applicable Law (including the rules and regulations of the Securities and Exchange Commission and any Nasdaq rules or listing requirements, in all cases as in effect from time to time), in which case the disclosing Party shall use its reasonable best efforts to advise the other Party prior to making the disclosure, or (b) enforcing its rights hereunder.
5.5
Confidentiality. From and after the Closing, the Selling Members shall hold, and shall use commercially reasonable efforts to cause their Representatives to hold, in strict confidence from, and not disclose to, any Person (other than any such Representative) all non-public documents and information concerning the Company or the operations of its business or the transactions contemplated hereby or the conduct of business prior to the Closing, including all non-public information associated with the Company or the operations of its business (“Confidential Information”), except to the extent that such documents or information can be shown by the Company to have been: (a) previously known by the Person receiving such documents or information; (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no disclosure by any Selling Member; or (c) lawfully acquired by the applicable Selling Member after the Closing Date from another source that is not under an obligation to Buyer or another Person to keep such documents and information confidential. In the event that any Selling Member is requested or required by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process to disclose any Confidential Information, such Person shall (i) provide Buyer with prompt notice so that Buyer may seek a protective order or other appropriate remedy or, in Buyer’s sole discretion, waive compliance with the provisions of this Section 5.5 and (ii) cooperate with Buyer, at Buyer’s expense, in any effort Buyer undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained or Buyer waives compliance with the provisions of this Section 5.5, the disclosing Person shall (x) disclose to the Person compelling disclosure only that portion of the Confidential Information that the disclosing

Person is advised, by its counsel, is legally required and shall use commercially reasonable efforts to obtain reliable assurance that confidential treatment is accorded the Confidential Information so disclosed (to the extent available) and (y) use reasonable best efforts to promptly furnish to Buyer a copy (in whatever form or medium) of such Confidential Information that it intends to furnish.
5.6
Termination of Rights Under LLC Agreement; Consent to Amendment; Release.
(a)
Each Selling Member hereby acknowledges and agrees that, as a result of the purchase of the Purchased Interests by Buyer pursuant to this Agreement, each Selling Member shall no longer have any rights, interests, entitlements, benefits or obligations of any kind or nature whatsoever (including any rights with respect to any distributions or dividends) in the Company or under the LLC Agreement or any other agreement(s) governing or pertaining to such Selling Member’s rights or interests in the Company. With effect from the Agreement Date, each Selling Member shall no longer be a party to the LLC Agreement as a “Member”, and Assignee shall no longer have any rights, interests or entitlements in any Membership Interests or Capital Account (each as defined in the LLC Agreement). Each Selling Member hereby consents and agrees to the amended and restated limited liability agreement of the Company in the form delivered by Buyer to the Selling Members on the Closing Date and attached hereto as Exhibit C.
(b)
Each Selling Member, together with their respective Affiliates and Representatives (the “Selling Member Releasing Parties”), for and in consideration of Upfront Payments paid at Closing, the Post-Closing Payments payable following Closing, and payment by Buyer of the Company Total AP Amounts pursuant to this Agreement, and intending to be legally bound, do hereby forever fully and irrevocably remise, release and forever discharge the Company and Buyer, as well as their respective Affiliates and Representatives (as applicable, the “Buyer Released Parties”) of and from any and all Damages, Proceedings, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements (including the Supply Agreement), undertakings, controversies, promises, losses, or Liabilities of any kind whatsoever in Law or equity and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, unanticipated or anticipated, that have existed, now exist or may hereafter accrue, or otherwise (including claims for Damages) which the Selling Member Releasing Parties ever had, now have or hereafter can, shall or may have against the Buyer Released Parties, in each case to the extent arising from the beginning of the world up to and including the Agreement Date under, relating to or in connection with the LLC Agreement, the Selling Members’ Membership Interests, or any other rights, interests, claims or entitlements (of any nature) that either Selling Member or any other Selling Member Releasing Parties have or had in the Company (all of the foregoing, collectively, the “Released Claims”); provided, however, the Released Claims shall not include any claims that the Selling Members may have against Buyer directly arising under this Agreement or any Ancillary Agreement or claims that the Selling Members may have against the Company for the Company accounts payable to the extent validly accrued and payable to the Affiliates of Selling Members for the period of September 1, 2025 through the Closing Date. Each Selling Member Releasing Party hereby irrevocably agrees to refrain from, directly or indirectly, asserting any claim or demand or commencing (or causing to be commenced) any Proceeding of any kind, in any court or before any tribunal, against any Buyer Released Party involving, arising from, or based upon any Released Claim. Each Selling Member Releasing Party hereby represents and warrants to the Buyer Released Parties that it has not assigned or transferred, or purported to assign or transfer, voluntarily, involuntarily, or by operation of law, any Released Claim or portion thereof. Without in any way limiting any of the rights and remedies otherwise available to any Buyer Released Party, the Selling Member Releasing Parties shall indemnify, defend and hold harmless the Buyer Released Parties from and against all Damages and Proceedings, whether or not involving third party claims, arising from or in connection with (i) the assertion by or on behalf of a Selling Member Releasing Party of any claim or other matter purported to be released pursuant to this Section 5.6(b) and (ii) the assertion by any third party of any claim or demand against any Buyer Released Party which claim or demand arises from, or in connection with, any assertion by or on behalf of a Selling Member Releasing Party against such third party of any claims or other matters purported to be released pursuant to this Section 5.6(b).
(c)
Buyer, together with its Affiliates (including after the Closing, the Company) and Representatives (the “Buyer Releasing Parties”), for and in consideration of the transactions under this Agreement, and intending to be legally bound, do hereby forever fully and irrevocably remise, release and forever discharge the Selling Members, as well as their respective Affiliates and Representatives (as applicable, the “Selling Member Released Parties”) of and from any and all Damages, Proceedings, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements (including the Supply Agreement), undertakings, controversies, promises, losses, or Liabilities of any kind whatsoever in Law or equity and causes of action of every kind and nature, whether known or unknown, suspected or unsuspected, unanticipated or anticipated, that have existed, now exist or may hereafter accrue (including from the Company’s operations post-Closing), or otherwise (including claims for Damages) which the Buyer Releasing Parties ever had, now have or hereafter can, shall or may have against the Selling Member Released Parties, in each case to the extent arising from the beginning of the world up to and including the Agreement Date under or relating to or in connection with the LLC Agreement, or the Selling Members’ Membership Interests, or any other rights, interests, claims, or entitlements (of any nature) that either the Company or the Buyer or any other Buyer Releasing Parties have or had (all of the foregoing, collectively, the “Selling Member Released Claims”); provided, however, the Selling Member Released Claims shall not include any claims that the Buyer or the Company may have against any Selling Member Released Party directly arising under this Agreement or any Ancillary Agreement. Each Buyer Releasing Party hereby irrevocably agrees to refrain from, directly or indirectly, asserting any claim or demand or commencing (or causing to be commenced) any Proceeding of any kind, in any court or before any tribunal, against any Selling Member Released Party involving, arising from, or based upon any Selling Member Released Claim. Each Buyer Releasing Party hereby represents and warrants to the Selling Member Released Parties that it has not assigned or transferred, or purported to assign or transfer, voluntarily, involuntarily, or by operation of law, any Selling Member Released Claim or portion thereof. Without in any way limiting any of the rights and remedies otherwise available to any Selling Member Released Party, the Buyer Releasing Parties shall indemnify, defend and hold harmless the Selling Member Released Parties from and against all Damages and Proceedings, whether or not involving third party claims, arising from or in connection with (i) the assertion by or on behalf of a Buyer Releasing Party of any claim or other matter purported to be released pursuant to this Section 5.6(c) and (ii) the assertion by any third party of any claim or demand against any Selling Member Released Party which claim or demand arises from, or in connection with, any assertion by or on behalf of a Buyer Releasing Party against such third party of any claims or other matters purported to be released pursuant to this Section 5.6(c).

5.7
Company Total AP Amounts; Equipment Supply Agreement.
(a)
Buyer hereby agrees that, as a result of this Agreement, it is responsible for the payment of the Company Total AP Amounts to each of the AP Payment Recipients listed on the Closing Statement, and Buyer shall pay and discharge, on behalf of the Company, such Company Total AP Amounts in accordance with this Agreement.
(b)
The Selling Members confirm and agree, for themselves and on behalf of their Affiliates, that the Company Total AP Amounts listed on Schedule 2.4 constitute the only amounts, obligations, payables, Liabilities and Indebtedness owed to any of the Selling Members or any Affiliates of the Selling Members by either the Company or Buyer as of August 31, 2025, and the Company owes no other amounts, obligations, payables, Liabilities or Indebtedness to any of the Selling Members or any Affiliates of the Selling Members as of August 31, 2025, other than the Company Total AP Amounts, and the Company accounts payable to the extent validly accrued and payable to the Affiliates of Selling Members for the period of September 1, 2025 through the Closing Date (such other amounts, obligations, payables, Liabilities or Indebtedness, the “Other Liabilities and Indebtedness”).
(c)
Buyer confirms and agrees that, from and after the Closing, the Equipment Supply Agreement, dated February 9, 2023, between the Buyer and the Company shall effectively constitute a contractual agreement between Buyer and the Company, as a wholly-owned subsidiary of Buyer, and the Selling Members shall have no further obligations to cause the Company to perform its obligations under such Equipment Supply Agreement; provided, however, nothing in this Section 5.7(b) shall limit the obligations of the Selling Members or their Affiliates, as applicable, to perform the services contemplated by the Transition Services Agreement.
ARTICLE VI

INDEMNIFICATION AND RELATED MATTERS
6.1
Survival Period. The Parties agree that: (a) the Fundamental Representations shall survive the Closing and continue in full force and effect until the fifth anniversary of the Closing Date (unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such Fundamental Representations, in which case the applicable Fundamental Representation shall survive as to such claim until such claim has been finally resolved); (b) in the event of fraud by the Selling Members, any Affiliate of the Selling Members or Buyer, as applicable, in respect of any representation or warranty made by the Selling Members or Buyer, as applicable, in this Agreement or in any Ancillary Agreement or other certificate, document or agreement required to be delivered under this Agreement, the related representations and warranties shall survive the Closing and continue in full force and effect until ninety (90) days following the expiration of the applicable statutes of limitation; and (c) all of the other representations and warranties of the Selling Members and Buyer contained in ARTICLE III, and ARTICLE IV shall expire on the first anniversary of the Closing Date (unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such representations and warranties, in which case the applicable representation and warranty shall survive as to such claim until such claim has been finally resolved). None of the Parties shall have any Liability whatsoever with respect to any representation or warranty in this Agreement unless a claim is made under this Agreement prior to the expiration of the applicable survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved. All covenants and other agreements contained in this Agreement shall survive the Closing in accordance with their respective terms until the expiration of the applicable statutes of limitation.
6.2
Indemnification of Buyer.
(a)
Subject to the other provisions of this ARTICLE VI, each Selling Member shall indemnify Buyer and its Affiliates and their respective Representatives (the “Buyer Indemnified Parties” and each, a “Buyer Indemnified Party”) from and against any and all Damages incurred by any Buyer Indemnified Party in connection with, relating to or arising from any of the following:
(i)
any breach or inaccuracy of any representation or warranty of the Selling Members contained in this Agreement or in any Ancillary Agreement or other certificate, document or agreement required to be delivered under this Agreement;
(ii)
any breach by the Selling Members or any of their respective Affiliates of any of their covenants contained in this Agreement or any Ancillary Agreement;
(iii)
Indemnified Taxes;
(iv)
any Other Liabilities or Indebtedness; and
(v)
any fraud in the making of any representations and warranties of the Selling Members or any of their Affiliates or Representatives in this Agreement or in any officer’s certificate required to be delivered by the Selling Members under this Agreement.
(b)
Notwithstanding anything set forth in Section 6.2(a) to the contrary,
(i)
the Buyer Indemnified Parties shall be entitled to indemnification pursuant to Section 6.2(a)(i) with respect to any claim for indemnification pursuant to Section 6.2(a)(i) only if the aggregate Damages to all Buyer Indemnified Parties (without duplication) with respect to all claims for indemnification pursuant to Section 6.2(a)(i) exceed $30,000 (the “Deductible”), whereupon (subject to the provisions of Section 6.2(b)(ii)) the Buyer Indemnified Parties shall be entitled to indemnification in full for Damages subject to indemnity pursuant to Section 6.2(a)(i) in excess of the amount of the Deductible; provided, however, that the Deductible shall not apply to the indemnification described in Section 6.2(a)(i) with respect to the Fundamental Representations, or with respect to fraud by the Selling Members or any of their Affiliates or Representatives in the making of any representations or warranties of the Selling Members in this Agreement; and
(ii)
the indemnification to which the Buyer Indemnified Parties shall be entitled pursuant to Section 6.2(a)(i) shall not exceed $1,000,000 (the “Cap”); provided, however, that the Cap shall not apply to the indemnification described in Section

6.2(a)(i) with respect to the Fundamental Representations, or with respect to fraud by the Selling Members or any of their Representatives or Affiliates in the making of any representations or warranties of the Selling Members in this Agreement.
6.3
Indemnification of the Selling Members.
(a)
Subject to the other provisions of this ARTICLE VI, Buyer shall indemnify the Selling Members from and against any and all Damages incurred by the Selling Members in connection with, relating to or arising from any of the following:
(i)
any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement;
(ii)
any breach by Buyer of any of Buyer’s covenants contained in this Agreement or any Ancillary Agreement, including a breach of Buyer to pay the Company Total AP Payments to the AP Payment Recipients in accordance with Section 2.4 of this Agreement; and
(iii)
any fraud in the making of any representations and warranties of Buyer in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement.
(b)
Notwithstanding anything set forth in Section 6.3(a) to the contrary,
(i)
The Selling Members shall be entitled to indemnification pursuant to Section 6.3(a)(i) with respect to any claim for indemnification pursuant to Section 6.3(a)(i) only if the aggregate Damages to the Selling Members (without duplication) with respect to all claims for indemnification pursuant to Section 6.3(a)(i) exceed the Deductible, whereupon (subject to the provisions of Section 6.3(b)(ii)) the Selling Members shall be entitled to indemnification in full for Damages subject to indemnity pursuant to Section 6.3(a)(i) in excess of the Deductible; provided, however, that the Deductible shall not apply to the indemnification described in Section 6.3(a)(i) with respect to Buyer’s Fundamental Representations or with respect to fraud by Buyer in the making of any representations or warranties of Buyer in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement; and
(ii)
the indemnification to which the Selling Members shall be entitled pursuant to Section 6.3(a)(i) shall not exceed the Cap; provided, however, that the Cap shall not apply to the indemnification described in Section 6.3(a)(i) with respect to Buyer’s Fundamental Representations or with respect to fraud by Buyer in the making of any representations or warranties of Buyer in this Agreement or in any officer’s certificate required to be delivered by Buyer under this Agreement.
6.4
Third Party Claims. If any action at Law or suit in equity is instituted by or against a third party with respect to which any Buyer Indemnified Party or any Selling Member (such party, the “Indemnified Party”) believes is reasonably likely to result in Damages under this ARTICLE VI, such Indemnified Party shall promptly notify the Selling Members (in the case of a

Buyer Indemnified Party) or Buyer (in the case of any Selling Member) (such notified Party, the “Responsible Party”) of such action or suit; provided that any delay or failure to so notify shall not impact the availability of indemnification hereunder. The Responsible Party shall, promptly and in no event later than five (5) days after receipt of the notice, notify such Indemnified Party whether the Responsible Party elects to conduct and control such action or suit, but only after confirming in writing to such Indemnified Party that it accepts responsibility to indemnify such Indemnified Party for all Damages arising from such action or suit. Unless and until the Responsible Party delivers the foregoing notice, such Indemnified Party shall have the right to defend, contest, settle or compromise such action or suit in the exercise of its sole discretion, unless the third-party claimant and such Indemnified Party provide to the Responsible Party an unqualified release from all Liability in respect of such action or suit and such settlement, compromise or judgment does not involve any nonmonetary penalty or admission of fault or Liability, in which case the Responsible Party shall promptly cause to be paid to such Indemnified Party in accordance with this ARTICLE VI the amount of any Damages in respect of such action or suit. If the Responsible Party provides the foregoing notice, the Responsible Party shall have the right to conduct and control, at its sole expense and with counsel of its choice (which counsel must be reasonably satisfactory to such Indemnified Party), such action or suit, and such Indemnified Party shall reasonably cooperate in connection therewith; provided that the Responsible Party shall not settle such action or suit without the prior consent of such Indemnified Party (not to be unreasonably withheld, conditioned or delayed), unless the third-party claimant and the Responsible Party provide to such Indemnified Party an unqualified release from all Liability in respect of such action or suit and such settlement, compromise or judgment does not involve any nonmonetary penalty or admission of fault or Liability on the part of such Indemnified Party or its Affiliates. Such Indemnified Party may participate in the defense of such action or suit that is defended by the Responsible Party with counsel of its choice; provided, however, that the fees and expenses of such Indemnified Party’s counsel shall be paid by such Indemnified Party unless (i) the Responsible Party has agreed in writing to pay such fees and expenses, (ii) such Indemnified Party shall have reasonably determined based on the advice of counsel that a conflict or potential conflict exists between the Responsible Party and such Indemnified Party that would make such separate representation advisable or there are one or more factual or legal defenses available to such Indemnified Party that are different or in addition to those that are available to the Responsible Party, (iii) the action or suit involves the seeking of non-monetary relief which, if granted, could reasonably be expected to materially and adversely affect the business of such Indemnified Party or its Affiliates, (iv) the amount of potential Damages exceeds the amount that is available for indemnification hereunder, after taking into account all other claims made or reasonably anticipated, or (v) the Responsible Party ceases to diligently defend the action or suit, in all of which cases such counsel shall be at the expense of the Responsible Party.
6.5
Payment and Limitations.
(a)
Any payment to a Buyer Indemnified Party in respect of any undisputed claim for indemnification properly asserted by any Buyer Indemnified Party under Section 6.2(a)(i) shall reduce the amount of the Post-Closing Payments then-payable or that may become payable by the Buyer pursuant to this Agreement (and the related principal amount of the Seller Notes shall be correspondingly reduced in accordance with the terms of the Seller Notes) until the earlier of the date on which the amount of the Post-Closing Payments has either been paid or reduced to $0.00, after which Buyer shall next seek recourse against the Selling Members directly.

(b)
No Indemnified Party shall be entitled to double recovery for any indemnifiable Damages even though such Damages may have resulted from the breach of more than one of the representations, warranties, agreements and covenants in this Agreement.
(c)
Except with respect to any Damages arising from any fraud by any Selling Member or their respective Affiliates or Representatives, the Selling Members shall not be liable for any Damages in excess of the aggregate cash consideration actually paid to such Selling Member under this Agreement.
6.6
Materiality. For purposes of this ARTICLE VI, each representation or warranty in this Agreement shall be interpreted without reference or giving effect to any materiality qualification or limitation set forth in such representation and warranty, including the terms “material,” “materiality,” “in all material respects,” “Material Adverse Effect” (which instead shall be read as any adverse effect), and like expressions.
6.7
Adjustments to Total Purchase Price. All indemnification payments under this ARTICLE VI shall be treated as an adjustment to the Total Purchase Price for all Tax purposes except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or foreign Law).
6.8
No Effect. No investigation by any Party or its Representatives prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements contained in this Agreement. The waiver by a Party of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or any other remedy provided for herein based on such representations, warranties, covenants or agreements.
ARTICLE VII

GENERAL PROVISIONS
7.1
Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (i) when delivered personally to the recipient or by email (with acknowledgement of a complete transmission), on the day of delivery, (ii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) Business Day after being sent to the recipient by facsimile transmission if the sender on the same day sends a confirming copy of such notice by a reputable overnight courier service (charges prepaid) or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:
(a)
if to Buyer at:

FTC Solar, Inc.

9020 N Capital of Texas Hwy, Suite I-260

Austin, TX 78759
Attention: Chief Financial Officer

E-mail: [***]

with a copy to (which shall not constitute notice):

Arnold & Porter Kaye Scholer LLP
250 W 55th Street
New York, NY 10019

Attn: Michael Penney

Email: [***]

(b)
if to a Selling Members, at:

to the Taihua Member:

31203 Blaze Brook Ct.,

Brookshire, TX 77423

Telephone: [***]

Email: [***]

to the DAYV Member:
31203 Blaze Brook Ct.,

Brookshire, TX 77423

Telephone: [***]

Email: [***]

with a copy (which shall not constitute notice) to:

Pagel, Davis & Hill, P.C.

1415 Louisiana St., 22nd Floor

Houston, TX 77002

Attn: Corbett Daniel Parker

Email: [***]

Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

7.2
Amendment and Modification; Waiver. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party. No waiver by any Party of any condition or provision of this Agreement or any default, misrepresentation or breach of any representation, warranty, covenant or agreement hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party or Parties making such a waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of any representation, warranty, covenant or agreement hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.
7.3
Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective personal representatives, heirs, successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other Party; provided that Buyer may assign any or all of its rights, interests or obligations hereunder to one or more of its controlled Affiliates.
7.4
Entire Agreement. This Agreement, together with any Exhibits and Schedules and the Ancillary Agreements, constitute the entire agreement among the Parties, and supersede any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.
7.5
Severability. The provisions of this Agreement shall be deemed severable and any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
7.6
No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and other than the Buyer Indemnified Parties and the Selling Members, which shall be express third party beneficiaries of ARTICLE VI.
7.7
Governing Law; Venue.
(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
(b)
Each Party to this Agreement (i) hereby agrees that any litigation, Proceeding or other legal action brought in connection with or relating to this Agreement or any matters contemplated hereby or thereby shall be brought exclusively in the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, the United States District Court for the District of Delaware; (ii) hereby consents and submits to personal jurisdiction in connection with any such litigation, Proceeding or action in any such court described in clause (i) of this Section 7.7(b) and to service of process upon it in accordance with the rules and statutes governing service of process; (iii) hereby waives to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, Proceeding or action in any such court or that any such litigation, Proceeding or action was brought in an inconvenient forum; (iv) shall notify the other Party to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in Wilmington, Delaware to serve in place of such agent and deliver to the other Party written evidence of such substitute agent’s acceptance of such designation; (v) hereby agrees as an alternative method of service to service of process in such litigation; Proceeding or action to the mailing of copies thereof to such Party at its address set forth in Section 7.1; (vi) hereby agrees that any service made as provided herein shall be effective and binding service in every respect; and (vii) hereby agrees that nothing herein shall affect the rights of any Party to effect service or process in any other manner permitted by applicable Law.
7.8
Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all rights such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or related to this Agreement or the transactions contemplated hereby. Each Party certifies and acknowledges that it: (a) understands and has considered the implications of this waiver; (b) makes this waiver voluntarily; (c) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver; and (d) has been induced to enter into this Agreement by, among other things, the mutual waiver in this Section 7.8.
7.9
Specific Performance. Each Party acknowledges and agrees that in the event of any actual or threatened breach of the provisions of this Agreement by the other Parties, irreparable damage will occur, no adequate remedy at Law would exist and damages would be difficult to determine, and in addition to any other remedies available for such breach or threatened breach, each Party shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the other Party’s obligations under this Agreement by an action or actions for specific performance, injunction or other equitable relief in order to enforce or prevent any violations of (whether anticipatory, continuing or future) any of the provisions of this Agreement, without the necessity of proving irreparable harm or actual damages. The Parties agree to not seek and agree to waive any requirement for the securing or posting of a bond in connection with the seeking or obtaining of any relief pursuant to this Section 7.9.
7.10
Certain Damages and Remedies. Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable under this Agreement for any punitive, special, incidental or indirect damages, including lost profits, except to the extent (i) awarded by a court of competent jurisdiction in connection with a third-party claim, (ii) such damages arise out of, relate to, or are caused by fraud, willful misconduct or gross negligence or (iii) such damages arise out of, relate to, or are caused by a breach of Section 5.5 hereof; provided that nothing in this Section 7.10 shall restrict the ability of a Party to recover Damages that constitute lost profits or consequential damages to the extent that such Damages were the direct and reasonably foreseeable consequence of the relevant facts or circumstances giving rise to the claim hereunder. Except as otherwise specifically provided herein (including with respect to the availability of specific performance as described in Section 7.9) or in the case of fraud, willful misconduct or gross negligence, the remedies provided in ARTICLE VII hereof shall be the exclusive remedies of the Parties from and after the Closing in connection with any breach of any warranty made by the Selling Members or the inaccuracy of any representation made by the Selling Members in this Agreement or the Ancillary Agreements or any breach of any covenants applicable to the Selling Members in this Agreement or in any agreement or instrument contemplated by this Agreement.
7.11
Expenses. Except as otherwise provided in this Agreement, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.
7.12
Brokers. Regardless of whether the Closing shall occur, (a) the Selling Members shall indemnify Buyer and its Affiliates against, and hold Buyer and its Affiliates harmless from, any Liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by the Selling Members or their Affiliates in respect of the transactions contemplated by this Agreement, and (b) Buyer shall indemnify the Selling Members and their respective Affiliates against, and hold the Selling Members and their respective Affiliates harmless from, any Liability for any brokers’ or finders’ fees or other commissions arising with respect to brokers, finders, financial advisors or other Persons retained or engaged by Buyer and its Affiliates in respect of the transactions contemplated by this Agreement.
7.13
Headings. The table of contents and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
7.14
Construction.
(a)
The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
(b)
Any reference to any federal, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
(c)
Unless the context otherwise requires, as used in this Agreement, (i) “including” and its variants mean “including, without limitation” and its variants, and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (ii) words defined in the singular have the parallel meaning in the plural and vice versa; (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, the Schedules and Exhibits hereto; (iv) all Sections and Schedules and Exhibits referred to herein are, respectively, Sections of, and Schedules and Exhibits to, this Agreement; (v) words importing any gender shall include other genders; (vi) a dollar figure ($) used in this Agreement means United States dollars; (vii) any reference to “days” means calendar days, unless Business Days are expressly specified; and (viii) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(d)
A reference to a notice, consent or approval to be delivered under or pursuant to this Agreement means a written notice, consent or approval.
(e)
A reference to any Person includes such Person’s successors and assigns to the extent such successors or assigns are permitted by the terms of the applicable agreement.
(f)
All payments under or pursuant to this Agreement shall be made by wire transfer in United States dollars in immediately available funds.
7.15
Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
7.16
Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or electronic means such as .pdf form), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on their behalf by their respective officers hereunto duly authorized all as of the date first written above.

SELLING MEMBERS:

TAIHUA NEW ENERGY (THAILAND) CO., LTD.

By: /s/ Kailiang Ji

Name: Kailiang Ji

Title: Chief Executive Officer

DAYV LLC

By: /s/ Danny Dai

Name: Danny Dai

Title: Vice President

[Signature Page to Membership Interest Purchase Agreement]

BUYER:

FTC SOLAR, INC.

By:/s/ Cathy Behnen

Name: Cathy Behnen

Title: Chief Financial Officer

[Signature Page to Membership Interest Purchase Agreement]